EXHIBIT 10.45

                 SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

         IN CONSIDERATION OF the mutual covenants contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, it is hereby agreed by and between the parties hereto, MILTON PAYTON (hereinafter "PAYTON"), and HI-RISE RECYCLING SYSTEMS, INC., a Florida corporation (hereinafter "HI-RISE"), their respective successors, heirs, assigns, executors and administrators, as follows:

         1. The parties have entered into this agreement to settle all issues between them, with specific reference to case number 96C 7348 in the United States District Court for the Northern District of Illinois, Eastern Division (the "Lawsuit").

         2. On March 2, 1998, HI-RISE shall pay to PAYTON the sum of One Hundred Thousand Dollars ($100,000.00) to compromise and settle any and all claims of PAYTON against HI-RISE. HI-RISE shall make the settlement check payable to "Milton Payton and Peter J. Segal, his attorney."

         3. Upon the execution of this agreement, PAYTON shall cause to be dismissed with prejudice and without costs case number 96C 7348 in the United States District Court for the Northern District of Illinois, Eastern Division.

         4. PAYTON, on the one hand, and HI-RISE, on the other hand, and their respective affiliates, agents, employees, representatives, successors, predecessors, related companies, and assigns, hereby release, remise and forever discharge each other for all claims, demands, debts, duties, obligations, damages, accounts, liabilities, suits, actions and/or causes of action, of every kind or nature, including costs, expenses, and attorneys' fees related thereto, whether arising at law, in equity, or by statute, presently known or unknown, contingent or actual, liquidated or unliquidated, which might or could arise under federal, state, local or common law, which each party now has or has had from the beginning of the world to the date of this Settlement Agreement and Mutual General Release, for, upon, by reason of, or arising out of any cause, act, occurrence, transaction, event or thing. Notwithstanding the foregoing, nothing in this paragraph shall release the parties hereto from the obligations set forth in this Settlement Agreement and Mutual General Release.

         5. None of the parties hereto recognizes or acknowledges, admits or confesses, in any manner, directly or indirectly, by inference, innuendo or otherwise, any wrongdoing or liability whatsoever in connection with any transaction or occurrence relating to the matters involved in the Lawsuit, and nothing contained in this Settlement Agreement and Mutual General Release shall be construed as an admission of liability or wrongdoing by any of the parties hereto.


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         6. PAYTON and HI-RISE acknowledge that the payment set forth herein is in settlement of PAYTON's allegations against HI-RISE that he has suffered emotional distress necessitating psychological treatment and causing consequential occupational damages, as well as allegations of fraud, harm to reputation, breach of contract, and resulting attorneys' fees and costs, which allegations HI-RISE denies. HI-RISE will not issue an IRS Form 1099 or similar state tax form. PAYTON agrees that if any part of the settlement payment is determined to be taxable income to him, except for the employer portion of FICA taxes for which HI-RISE is responsible, PAYTON shall be solely responsible for paying all such taxes.

         7. The parties executing this Settlement Agreement and Mutual General Release represent and warrant that he or she is duly authorized to enter into this Settlement Agreement and Mutual General Release on behalf of the party on whose behalf he or she has executed this agreement and, in the case of PAYTON, is the sole and absolute legal and equitable owner of all of the claims or demands released hereby and has not assigned or transferred any such claims.

         8. If either party shall be required to incur attorneys' fees and costs for the enforcement of this agreement, the party determined to have breached this agreement shall be required to pay all reasonable attorneys' fees and costs of the other party.

         9. PAYTON and HI-RISE agree that the contents of this Settlement Agreement and Mutual General Release shall not be disclosed to any person or entity, and maintained in strict confidence, except as follows: (i.) as required by any court of law or equity or administrative proceeding, process, or regulation; (ii) if properly requested in any legal action or proceeding, or any administrative proceeding or process, whether by summons, subpoena, or otherwise; (iii) if requested by the IRS; (iv) as otherwise required by law; (v) to the parties' attorneys or accountants; (vi) to the SEC or any other governmental entity; and (vii) in a report to the shareholders of HI-RISE.

         10. This Settlement Agreement and Mutual General Release has been prepared jointly by the parties hereto with the advice and consent of their respective attorneys and may be executed in counterparts.

         11. This Settlement Agreement and Mutual General Release shall be governed by and construed in accordance with the laws of the State of Illinois.

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         WHEREFORE, PAYTON AND HI-RISE have entered into this Settlement
Agreement and Mutual General Release, consisting of three pages, on the date written below.

                         HI-RISE RECYCLING SYSTEMS, INC.

3/2/98
Dated                             By: /s/ J. GARY MCALPIN
                                      ----------------------------
                                      Its Chief Operating Officer

Attest:

/s/ BRADLEY HACKER
----------------------------
3/2/98                             By: /s/ MILTON PAYTON
Dated                                     -------------------------
                                           MILTON PAYTON

Attest:

----------------------------


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